As filed with the Securities and Exchange Commission on November 23, 2010

Registration No. 333-33931

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-0857886 (I.R.S. Employer Identification Number)

4201 Woodland Road

Circle Pines, Minnesota  55014

(763)-225-6637

(Address of Registrant’s Principal Executive Office) (Zip Code)

Northern Technologies International Corporation

1994 Stock Incentive Plan

(Full title of the plan)

Matthew C. Wolsfeld

Chief Financial Officer and Corporate Secretary

Northern Technologies International Corporation

4201 Woodland Road

Circle Pines, Minnesota  55014

(763)-225-6637

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies requested to:

Amy E. Culbert, Esq.

Oppenheimer Wolff & Donnelly LLP

45 South Seventh Street, Suite 3300

Minneapolis, Minnesota 55402-1509

(612) 607-7287

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

Termination of Registration

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-33931) filed by Northern Technologies International Corporation (“NTIC”) with the Securities and Exchange Commission on August 19, 1997 (the “Registration Statement”) in order to effect the registration of 227,600 shares of NTIC’s common stock, par value $0.02 per share (the “Common Stock”), which were to be issued under the Northern Technologies International Corporation 1994 Stock Incentive Plan (the “Plan”).

The Plan has been terminated and, therefore, NTIC has terminated all offerings of its Common Stock pursuant to the Registration Statement.  In accordance with the undertaking made by NTIC in the Registration Statement, NTIC hereby removes from registration all of its shares of Common Stock registered pursuant to the Registration Statement that remained unsold at the termination of the offering pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Circle Pines, State of Minnesota, on November 23, 2010.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:	/s/ G. Patrick Lynch
G. Patrick Lynch
President and Chief Executive Officer
(principal executive officer)

By:	/s/ Matthew C. Wolsfeld
Matthew C. Wolsfeld, CPA
Chief Financial Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Patrick Lynch	President and Chief Executive Officer	November 23, 2010
G. Patrick Lynch

/s/ Matthew C. Wolsfeld, CPA	Chief Financial Officer and	November 23, 2010
Matthew C. Wolsfeld, CPA	Corporate Secretary

/s/ Pierre Chenu	Chairman of the Board	November 19, 2010
Pierre Chenu

/s/ Tilman B. Frank, M.D.	Director	November 19, 2010

/s/ Soo Keong Koh	Director	November 19, 2010

/s/ Sunggyu Lee, Ph.D.	Director	November 19, 2010
Sunggyu Lee, Ph.D.

1

Signature	Title	Date

/s/ Ramani Narayan, Ph.D.	Director	November 19, 2010
Ramani Narayan, Ph.D.

/s/ Richard J. Nigon	Director	November 19, 2010
Richard J. Nigon

/s/ Mark J. Stone	Director	November 19, 2010
Mark J. Stone

2